Exhibit 1

SCHEDULE OF FUNDED DEBT AT DECEMBER 31, 2024

Currency	Value Date	Interest %	Maturity Date	Initial amount in currency of borrowing (in millions)	Amount outstanding in currency of borrowing (in millions)	Amount outstanding in millions of U.S. dollars(1)
U.S. dollars	May 28, 2020	0.500	May 28, 2025	3,000	3,000	3,000
Russian rubles	July 16, 2020	4.250	July 16, 2025	2,000	1,178	11
Thai baht	September 9, 2020	0.375	September 9, 2025	350	350	10
Turkish lira	September 16, 2020	12.750	September 16, 2025	150	150	4
Pound sterling	October 21, 2020	0.200	December 15, 2025	800	800	1,004
Russian rubles	November 18, 2020	4.250	July 16, 2025	2,500	2,500	23
Russian rubles	January 14, 2021	4.250	July 16, 2025	1,000	1,000	9
U.S. dollars	January 27, 2021	0.500	January 27, 2026	3,000	3,000	3,000
Philippine pesos	February 10, 2021	2.375	February 10, 2025	1,000	1,000	17
Indonesian rupiah	February 10, 2021	4.500	February 10, 2026	500,000	267,000	16
Indian rupee	February 10, 2021	5.000	February 10, 2026	2,500	1,220	14
Mexican pesos	March 10, 2021	5.000	March 5, 2026	500	152	7
Chinese yuan	March 24, 2021	2.500	March 24, 2025	350	350	48
U.S. dollars	April 15, 2021	Floating Rate	April 15, 2026	500	500	500
Russian rubles	April 26, 2021	4.250	July 16, 2025	2,000	2,000	18
Pound sterling	May 6, 2021	0.200	December 15, 2025	200	200	251
Australian dollars	May 6, 2021	1.000	May 6, 2026	500	500	311
U.S. dollars	December 1, 2021	Floating Rate	April 15, 2026	200	200	200
Indian rupee	December 8, 2021	6.000	December 8, 2031	1,500	1,500	18
Chinese yuan	January 11, 2022	2.500	March 24, 2025	100	100	14
Australian dollars	January 18, 2022	1.900	January 18, 2027	500	500	311
Pound sterling	January 20, 2022	1.125	September 15, 2026	500	500	628
Indian rupee	January 25, 2022	5.750	January 25, 2027	5,000	5,000	58
Philippine pesos	January 27, 2022	4.250	January 27, 2027	3,800	2,700	47
Pound sterling	March 29, 2022	0.200	December 15, 2025	50	50	63
Chinese yuan	April 12, 2022	2.500	March 24, 2025	140	140	19
Euro	April 25, 2022	0.973	April 26, 2027	150	150	156
Chinese yuan	April 29, 2022	2.500	March 24, 2025	100	100	14
Chinese yuan	May 26, 2022	2.400	May 26, 2025	1,500	1,500	206
U.S. dollars	June 10, 2022	3.020	June 10, 2027	250	250	250

U.S. dollars	June 29, 2022	3.375	June 29, 2025	1,250	1,250	1,250
Chinese yuan	August 16, 2022	2.500	March 24, 2025	70	70	10
U.S. dollars	August 16, 2022	Floating Rate	August 16, 2027	500	500	500
Chinese yuan	August 17, 2022	3.100	August 17, 2025	500	500	68
U.S. dollars	August 17, 2022	3.150	August 17, 2027	150	150	150
Chinese yuan	August 24, 2022	3.100	August 17, 2025	125	125	17
Chinese yuan	September 8, 2022	2.950	September 8, 2025	2,200	2,200	300
U.S. dollars	September 14, 2022	3.750	September 14, 2027	2,000	2,000	2,000
Chinese yuan	September 16, 2022	2.910	September 16, 2026	350	350	48
Indian rupee	September 16, 2022	6.000	December 8, 2031	1,000	1,000	12
Indian rupee	September 27, 2022	6.000	December 8, 2031	1,100	1,100	13
Turkish lira	September 29, 2022	30.000	September 29, 2027	500	500	14
Turkish lira	September 29, 2022	35.000	September 29, 2025	500	500	14
Australian dollars	December 15, 2022	1.900	January 18, 2027	50	50	31
Georgian lari	December 28, 2022	Floating Rate	December 28, 2025	267	267	95
Pound sterling	January 11, 2023	4.375	June 11, 2026	650	650	816
U.S. dollars	January 18, 2023	4.000	January 18, 2028	2,000	2,000	2,000
Indian rupee	January 20, 2023	6.000	December 8, 2031	900	900	11
Pound sterling	January 30, 2023	4.375	June 11, 2026	100	100	126
Mexican pesos	February 2, 2023	Zero Coupon	February 2, 2043	2,700	2,700	130
Pound sterling	February 6, 2023	4.375	June 11, 2026	250	250	314
Indian rupee	February 6, 2023	6.000	December 8, 2031	2,500	2,500	29
Mexican pesos	February 8, 2023	Zero Coupon	February 8, 2038	4,000	4,000	193
South African rand	February 8, 2023	7.500	February 8, 2028	500	500	27
Euro	February 14, 2023	3.000	February 14, 2028	1,500	1,500	1,563
U.S. dollars	March 13, 2023	Floating Rate	August 16, 2027	50	50	50
U.S. dollars	March 16, 2023	4.480	March 16, 2028	150	150	150
Philippine pesos	March 17, 2023	4.250	January 27, 2027	1,100	1,100	19
Chinese yuan	April 17, 2023	2.665	April 17, 2026	500	500	68
Polish złoty	April 17, 2023	6.000	April 17, 2028	100	100	24
Turkish lira	April 25, 2023	40.000	April 25, 2025	1,000	1,000	28
Chinese yuan	April 26, 2023	2.930	April 26, 2028	1,500	1,500	206
Mexican pesos	May 4, 2023	Zero Coupon	May 4, 2043	2,000	2,000	97
Australian dollars	May 17, 2023	4.000	May 17, 2028	500	500	311
Indian rupee	June 13, 2023	6.000	December 8, 2031	1,600	1,600	19

Chinese yuan	June 14, 2023	2.700	June 14, 2028	2,500	2,500	343
Swiss franc	June 26, 2023	1.750	June 26, 2030	200	200	222
Indian rupee	June 30, 2023	6.650	June 30, 2033	4,500	4,500	53
Chinese yuan	July 14, 2023	2.600	July 14, 2027	300	300	41
Hong Kong dollars	August 24, 2023	4.260	August 24, 2026	200	200	26
Chinese yuan	September 1, 2023	2.570	September 1, 2026	300	300	41
U.S. dollars	September 14, 2023	4.875	September 14, 2026	2,000	2,000	2,000
Mexican pesos	September 28, 2023	Zero Coupon	May 4, 2043	1,300	1,300	63
Turkish lira	September 28, 2023	37.000	September 29, 2025	1,000	1,000	28
Pound sterling	January 11, 2024	4.000	July 22, 2027	500	500	628
Hong Kong dollars	January 16, 2024	4.265	January 16, 2025	300	300	39
U.S. dollars	January 18, 2024	4.125	January 18, 2029	3,000	3,000	3,000
Hong Kong dollars	January 23, 2024	4.180	January 23, 2025	150	150	19
Turkish lira	January 24, 2024	35.000	January 24, 2025	1,500	1,500	42
Hong Kong dollars	January 24, 2024	4.040	January 24, 2025	200	200	26
Hong Kong dollars	January 25, 2024	3.643	January 25, 2027	500	500	64
Indian rupee	January 25, 2024	7.200	January 25, 2029	4,500	4,500	53
Hong Kong dollars	January 31, 2024	4.105	January 31, 2025	500	500	64
Pound sterling	February 1, 2024	4.000	July 22, 2027	100	100	126
Hong Kong dollars	February 6, 2024	3.675	February 6, 2027	700	700	90
Pound sterling	February 9, 2024	4.000	July 22, 2027	150	150	188
Indian rupee	March 1, 2024	7.000	March 1, 2029	20,000	20,000	234
Chinese yuan	March 7, 2024	2.330	March 7, 2027	3,000	3,000	411
U.S. dollars	March 13, 2024	4.250	March 13, 2034	1,250	1,250	1,250
Hong Kong dollars	March 22, 2024	3.945	March 22, 2027	300	300	39
Hong Kong dollars	April 15, 2024	4.015	April 15, 2027	300	300	39
Hong Kong dollars	April 23, 2024	4.180	April 23, 2027	300	300	39
Indian rupee	April 26, 2024	6.650	June 30, 2033	4,500	4,500	53
Indian rupee	May 2, 2024	7.000	March 1, 2029	5,000	5,000	58
Hong Kong dollars	May 17, 2024	3.675	February 6, 2027	170	170	22

Hong Kong dollars	May 22, 2024	4.035	May 22, 2027	300	300	39
Euro	May 23, 2024	2.875	May 23, 2031	1,000	1,000	1,042
Indian rupee	June 3, 2024	7.000	March 1, 2029	5,000	5,000	58
Indian rupee	June 12, 2024	6.650	June 30, 2033	7,000	7,000	82
Mexican pesos	June 21, 2024	Zero Coupon	June 21, 2044	5,000	5,000	241
Chinese yuan	June 27, 2024	2.960	June 27, 2034	1,000	1,000	136
Indian rupee	July 2, 2024	7.200	July 2, 2031	4,500	4,500	53
Indian rupee	July 15, 2024	6.650	June 30, 2033	5,000	5,000	58
Chinese yuan	July 30, 2024	2.960	June 27, 2034	700	700	95
Chinese yuan	July 31, 2024	2.885	July 31, 2034	588	588	80
Chinese yuan	August 6, 2024	2.900	August 6, 2034	400	400	55
Hong Kong dollars	August 22, 2024	3.018	August 22, 2029	400	400	52
U.S. dollars	August 22, 2024	4.000	January 15, 2027	300	300	300
Hong Kong dollars	August 27, 2024	3.085	August 27, 2028	400	400	52
Indian rupee	August 29, 2024	7.200	July 2, 2031	5,500	5,500	64
Hong Kong dollars	October 16, 2024	3.226	October 16, 2027	300	300	39
Hong Kong dollars	October 18, 2024	3.225	October 18, 2029	300	300	39
Chinese yuan	October 21, 2024	2.050	October 21, 2029	3,000	3,000	411
U.S. dollars	October 23, 2024	4.000	January 15, 2027	200	200	200
Indian rupee	October 23, 2024	6.900	October 23, 2034	8,500	8,500	99
Hong Kong dollars	October 30, 2024	3.275	October 30, 2029	300	300	39
Hong Kong dollars	October 31, 2024	3.278	October 29, 2027	160	160	21
Turkish lira	November 15, 2024	Zero Coupon	November 15, 2029	2,000	2,000	57
Vietnamese dong	December 4, 2024	5.500	December 4, 2026	400,000	400,000	16
Total(2)(3)						33,551

Notes:

(1)	The amount outstanding in millions of U.S. dollars is computed using the exchange rate at December 31, 2024.
(2)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in the Statement of Financial Position of the Asian Infrastructure Investment Bank (“AIIB”) as at December 31, 2024, which is included in the audited financial statements for the year ended December 31, 2024 in Exhibit 2 of this annual report on Form 18-K.

(3)	Totals in this schedule may not sum exactly due to rounding differences.

SCHEDULE OF ANNUAL AMORTIZATION OF FUNDED DEBT OUTSTANDING AT DECEMBER 31, 2024

(IN MILLIONS OF U.S. DOLLARS)(1)

Currency	2025	2026	2027	2028	2029	2030 and after	Total(2)
Australian dollars	0	311	342	311	0	0	963
Chinese yuan	694	157	452	548	411	366	2,629
Euro	0	0	156	1,563	0	1,042	2,761
Georgian lari	95	0	0	0	0	0	95
Hong Kong dollars	148	26	390	52	129	0	744
Indian rupee	0	14	58	0	403	562	1,037
Indonesian rupiah	0	16	0	0	0	0	16
Mexican pesos	0	7	0	0	0	724	732
Philippine pesos	17	0	66	0	0	0	83
Polish złoty	0	0	0	24	0	0	24
Pound sterling	1,318	1,883	942	0	0	0	4,143
Russian rubles	61	0	0	0	0	0	61
South African rand	0	0	0	27	0	0	27
Swiss franc	0	0	0	0	0	222	222
Thai baht	10	0	0	0	0	0	10
Turkish lira	117	0	14	0	57	0	188
U.S. dollars	4,250	5,700	3,450	2,150	3,000	1,250	19,800
Vietnamese dong	0	16	0	0	0	0	16
Total(2)(3)	6,711	8,130	5,870	4,674	3,999	4,166	33,551

Notes:

(1)	Amounts outstanding in millions of U.S. dollars is computed using the exchange rate at December 31, 2024.
(2)	Totals in this schedule may not sum exactly due to rounding differences.
(3)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in AIIB’s Statement of Financial Position as at December 31, 2024, which is included in the audited financial statements for the year ended December 31, 2024 in Exhibit 2 of this annual report on Form 18-K.